SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 13, 2005

HANCOCK HOLDING COMPANY

(Exact name of registrant as specified in its charter)

      Mississippi                 0-13089                  64-0169065
-------------------------    --------------------     -----------------------------
     (State or other            (Commission File         (I.R.S. Employer
     jurisdiction of               Number)                 Identification Number)
     incorporation)

                           One Hancock Plaza, 2510 14th Street,
                               Gulfport, Mississippi                 39501
              ------------------------------------------------------------------
              (Address of principal executive offices)              (Zip code)

                                  (228) 868-4000
              ------------------------------------------------------------------
                        (Registrant's telephone number, including area code)

1

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01. Other Events.  On October 13, 2005, Hancock Holding Company
issued a press release announcing its earnings for third quarter of 2005.  The press release and related financial statements are attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

             (c)  Exhibits.

                      99.1   Press Release issued by Hancock Holding Company
                             dated October 13, 2005, headed "Hancock Holding
                             Company Announces Earnings for Third Quarter 2005"
                             and related financial statements.

2

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 17, 2005
                                     HANCOCK HOLDING COMPANY
                                     (Registrant)

                                     By:   /s/ Paul D. Guichet
                                        --------------------------------
                                           Paul D. Guichet
                                           Vice President
                                           Investor Relations

3

                         Exhibit 99.1 to Hancock Holding Company Form 8-K

For Immediate Release                For More Information
---------------------                --------------------
October 13, 2005                     George A. Schloegel, Chief Executive Officer
                                     Carl J. Chaney, Chief Financial Officer
                                     Michael M. Achary, Treasurer
                                     Paul D. Guichet, Investor Relations
                                     228,563,7419 or 228.669.8394
------------------------------------------------------------------------------------------------------------------- Hancock Holding Company Announces Earnings for Third Quarter 2005

     GULFPORT, MS (October 13, 2005) - Hancock Holding Company (NASDAQ: HBHC), today announced earnings for the third quarter of 2005. Net income for the third quarter totaled $1.44 million, compared to $15.40 million reported for the third quarter of 2004. Diluted earnings per share for the third quarter of 2005 were $0.04, compared to $0.47 for the third quarter of 2004. Net income for the first nine months of 2005 totaled $34.97 million, compared to $45.91 million reported for the first nine months of 2004. Diluted earnings per share for the first nine months of 2005 were $1.06 compared to $1.39 for the same period in 2004.

     Hancock's third quarter earnings were significantly impacted by Hurricane Katrina which struck the coasts of Mississippi and Louisiana on August 29, 2005. While the total impact of this hurricane on Hancock's financial condition and results of operation may not be known for some time, the Company has included in third quarter earnings, certain charges, including the establishment of specific reserves, related to the hurricane. The pretax negative impact of Hurricane Katrina on Hancock's third quarter earnings totaled $26.71 million. The $26.71 million net pretax negative impact included the following items: $35.20 million (pretax) to establish a storm-related provision for credit losses, a $1.86 million charge (pretax) related to direct expenses incurred through September 30, 2005, and approximately $3.79 million (pretax) of fees and service charges that were waived to assist affected individuals and businesses. Also included in the $26.71 million impact was a pretax gain of $14.14 million on net expected property and casualty insurance proceeds.

     Excluding the aforementioned impact of Hurricane Katrina, Hancock's third quarter 2005 earnings were $18.81 million, an increase of $3.41 million, or 22 percent, from the third quarter of 2004. Diluted earnings per share for the third quarter of 2005, excluding the hurricane's impact, were $0.57, an increase of $0.11, or 23 percent, from the same quarter a year ago. Compared to the second quarter of 2005, third quarter earnings, excluding the hurricane's impact, were up $.70 million, or 4 percent, with diluted earnings per share up $0.02, also a 4 percent increase.

     The Company's third quarter return on average assets, excluding the impact of hurricane Katrina, was 1.56 percent, while the return on average equity was 15.41 percent. These returns were 4 and 14 basis points higher, respectively, than the second quarter of 2005.

     In commenting on Hancock's operating results for the third quarter of 2005, George A. Schloegel, Chief Executive Officer, stated, "a significant part of Hancock's market area and customer base have been adversely impacted by Hurricane Katrina. Our deepest sympathy goes out to all affected by this storm. Our Hancock family has been profoundly impacted by the storm with nearly 200 of our associates losing homes and many of our banking facilities damaged or destroyed. However, the Company was able to open many of our Mississippi branches the day after the storm - several with flashlights and folding chairs. It is this kind of dedication and willpower by our associates that is present in the citizens of the Central Gulf Coast Region that we all call home. The re-building efforts literally began the day after the storm hit and Hancock is proud to be front and center to these efforts as we have in past storms."

Balance Sheet Growth

     The Company's balance sheet has already experienced significant growth since Hurricane Katrina impacted our market area. At September 30, 2005, Hancock had total loans of $2.98 billion and total deposits of $4.03 billion. From the period June 30, 2005 to September 30, 2005, total loans have grown $123 million and total deposits $172 million. The Company's growth continued into October and as of October 11, 2005, the Company's balance sheet has expanded by an additional $9 million of loans and $218 million of deposits. Overall total balance sheet growth between June 30, 2005 and October 11, 2005 consisted of $132 million of loans and $390 million of deposits. Leo W. Seal, Jr., President of Hancock Holding Company, added, "As was the case in 1969 after Hurricane Camille, Hancock is in the midst of an unprecedented period of growth as the Company's core values of strength, stability and service to our communities set us apart from our competition. Hancock was there for our customers after Hurricane Camille and we are here now in the aftermath of this storm."

Net Interest Income

     Net interest income (te) for the third quarter of 2005 increased $3.23 million, or 7 percent, from the third quarter of 2004, and was up $.04 million, or .1 percent, from the second quarter of 2005. The Company's net interest margin (te) was 4.40 percent in the third quarter of 2005, 2 basis points narrower than the same quarter a year ago and 2 basis points narrower than the previous quarter.

     Compared to the same quarter a year ago, the primary driver of the $3.23 million increase in net interest income (te) was a $311 million, or 8 percent, increase in average earning assets mainly from average loan growth of $278 million, or 11 percent. Average deposit growth of $188 million, or 5 percent, along with an increase in other borrowings (mostly customer repurchase agreements) of $49 million, or 17 percent, funded the Company's loan growth and related increase in earning assets. The overall improvement in the earning asset mix enabled the Company to improve its loan to deposit ratio to approximately 77 percent in the third quarter of 2005. In addition, loans now comprise 67 percent of the Company's earning asset base, as compared to 66 percent for the same quarter a year ago. The net interest margin (te) narrowed 2 basis points as the increase in the earning asset yield (34 basis points) did not offset the increase in total funding costs (36 basis points).

     The Company's level of net interest income (te) in the third quarter of 2005 was essentially flat with the prior quarter - up $.04 million, or .1 percent. Although the Company experienced significant loan growth in the third quarter with average loans increasing $83 million, average earning assets were up only $3.54 million, or .1 percent. The entire increase in average loans for the quarter was funded through reductions in the Company's securities portfolio (down $85 million from the previous quarter). Average deposits were down $49 million, compared to the prior quarter, as outflows of public funds totaling $65 million were experienced during the third quarter. The reduction in average deposits was mitigated, in part, by a $31 million increase in other borrowings. The net interest margin (te) narrowed 2 basis points from the prior quarter as the yield on average earning assets increased 11 basis points, while total funding costs were up 14 basis points. The higher overall cost of funds was due largely to a 46 basis point increase in the funding costs of the Company's $642 million public fund deposit base, most of which is indexed to short-term rates.

Asset-Liability Management

     The Company's asset sensitive position and net interest income (te) forecast reflects active management of the deposit rate structure in response to rising rates and competitive pressures, but with a favorable mix to fund earning assets and manage interest rate risk. Management projects rate increases of 100 and 200 basis points would result in percentage increases in net interest income of 3.19 percent and 5.77 percent, respectively.

     Interest rate risk continues to be effectively managed through a continued focus on loan and deposit mix. Deposit campaigns to fund loan growth are targeted on core deposit acquisition and specific time deposit durations. Funding is balanced between time deposits and transaction accounts. For the quarter, interest-bearing transaction accounts represented 35% of total deposits, consumer time deposits were 30%, and non-interest bearing deposits 19%. The commercial loan portfolio represents slightly more than half of all loans, and it is relatively equal in balance between variable and fixed rate lending.

     Management of the securities portfolio compliments earnings and liquidity. The securities portfolio's effective duration was 2.68 as of September 30, 2005 versus 2.41 as of June 30, 2005. Loan growth requirements reduced the portfolio's average balance by 6 percent during the quarter; however, the portfolio's average yield (te) was relatively flat, down 1 basis point. Projected cash flows meet the Company's liquidity targets for the next 8 quarters.

Non-Interest Income and Expense

     Excluding the impact of net storm-related items (net gain on insurance and direct expenses incurred), non-interest income for the third quarter of 2005 was up $627,000, or 3 percent, compared to the same quarter a year ago. Non-interest income was down $3.10 million, or 13 percent, compared to the second quarter of 2005. The primary factors impacting the higher levels of non-interest income as compared to the same quarter a year ago, were higher levels of insurance fees (up $2.83 million) mostly related to the higher revenues associated with Magna Insurance Company, the Company's wholly owned insurance company and the July, 1, 2005 acquisition of J. Everett Eaves, Inc. In addition, investment and annuity income was up $866,000, when compared to the same quarter a year ago. However, service charges were down $3.59 million due mostly to waived return item fees as a result of accommodations to customers impacted by Hurricane Katrina. The decrease in non-interest income for the third quarter of 2005 (excluding the 2005 net storm-related items and securities transactions) compared to the prior quarter was primarily due to decreases in service charges on deposit accounts (down $2.48 million due to waivers of return items as a result of Hurricane Katrina) and other income (down $1.05 million) and partly offsetting these items were increased insurance fees (up $1.38 million).

     Operating expenses for the third quarter of 2005 were $4.46 million higher, or 12 percent, compared to the same quarter a year ago and were $265,000 higher, or 1 percent, than the previous quarter. The increase from the same quarter a year ago was reflected in higher personnel expense (up $3.61 million) and higher expenses associated with Magna Insurance Company (up $1.21 million). The increase from the prior quarter was reflected in increased personnel expense (up $1.35 million) and higher Magna expenses ($815,000) partly offset by a lower level of other operating expenses (down $1.89 million).

     The Company's efficiency ratio (expressed as operating expenses as a percent of total revenue (te) before securities transactions, amortization of purchased intangibles and net storm-related items) was 60.85 percent for the third quarter of 2005. This was compared to 57.55 percent for the same quarter a year ago, and 57.83 percent for the previous quarter. The Company's number of full-service banking facilities stands at 104 as of September 30, 2005 and the number of full-time equivalent employees was 1,590 at September 30, 2005, a decrease of 141 from one year ago - most of which was related to Hurricane Katrina.

Asset Quality

     Annualized net charge-offs as a percent of average loans for the third quarter of 2005 were 0.23 percent, compared to 0.24 percent for the second quarter of 2005. Compared to the third quarter of 2004, net charge-offs decreased $1.26 million, or 22 basis points (expressed as a percent of average loans). Net charge-offs increased $13,000, and were down 1 basis point (expressed as a percent of average loans) from the second quarter of 2005 and were reflected primarily in higher levels of charge-offs in direct consumer loans. The provision for loan losses in the third quarter of 2005 was $36.91 million, of which $35.20 million was related to the establishment of a storm-related provision for credit losses. This compares to the $1.89 million provision for the second quarter of 2005 and $3.39 million for the third quarter of 2004.

     Non-performing assets as a percent of total loans and foreclosed assets was 0.45 percent at September 30, 2005, compared to 0.37 percent at June 30, 2005. Compared to the third quarter of 2004, the ratio of non-performing assets as a percent of total loans and foreclosed assets was up 1 basis point from the 0.44 percent reported at September 30, 2004. Non-performing assets increased $2.73 million from June 30, 2005, reflected primarily in higher levels of non-accrual loans. The composition of the Company's $13.35 million non-performing asset base continues to reflect significant granularity with only 11 credits or properties exceeding $250,000 and 146 credits/properties below $250,000. The Company's ratio of accruing loans 90 days or more past due to total loans was 0.21 percent at September 30, 2005, compared to 0.14 percent at June 30, 2005 and to 0.20 percent at September 30, 2004.

     The Company's allowance for loan losses was $76.58 million at September 30, 2005, up $35.20 million from the $41.38 million reported at June 30, 2005, and was $37.86 million higher than the $38.72 million reported at September 30, 2004. The ratio of the allowance for loan losses as a percent of period-end loans was 2.57 percent at September 30, 2005, compared to 1.45 percent at June 30, 2005 and September 30, 2004. The allowance coverage ratio (allowance for loan losses to non-performers and past dues) was 393 percent in third quarter 2005, as compared to 225 percent in third quarter 2004, and 285 percent in second quarter 2005. As previously mentioned, the majority of the increase in the Company's allowance for loan losses was due to the establishment of a specific allowance for estimated credit losses related to the impact of Hurricane Katrina on Hancock's loan portfolio.

General

     The Company will provide a live overview of third quarter earnings, as well as an update on the impact of Hurricane Katrina, including special one- time charges related thereto, beginning at 1:00 p.m., Central Daylight Time, on Monday, October 17, 2005. Interested persons may access the event through the Company's website (www.hancockbank.com) and Vcall's Investor Calendar (www.investorcalendar.com). For those unable to attend the webcast, you may dial in and listen to the live conference call at (877) 407-0783 from within the U.S. or Canada, and (201) 689-8564 for international callers. A telephone replay will be available two hours following completion of the webcast. The replay is accessible to callers from the U.S. and Canada at (877) 660-6853 and to international callers at (201) 612-7415. Enter the account number: 286 and conference ID number 171714.

     Hancock Holding Company subscribes to the highest standards of corporate responsibility with respect to legal, moral, and regulatory relationships with shareholders, customers, employees, and communities Hancock serves. Accordingly, these unwavering business principles support a corporate culture of ethical compliance and accountability that ensures that financial statements are prepared and audited in accordance with accounting principles generally accepted in the United States of America (GAAP). The Company's systems of internal controls and risk management processes are in place and fully functional.

     Hancock Holding Company - parent company of Hancock Bank (Mississippi), Hancock Bank of Louisiana, Hancock Bank of Florida and Magna Insurance Company - has assets of $4.91 billion at September 30, 2005. Founded in 1899, Hancock Bank stands among the strongest, safest five-star financial institutions in America. Hancock Bank operates 104 Hancock full-service offices and more than 130 automated teller machines throughout South Mississippi, Louisiana and Florida as well as subsidiaries Hancock Investment Services, Inc., Hancock Insurance Agency, and Harrison Finance Company. Investors can access additional corporate information or online banking and bill pay services at www.hancockbank.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Congress passed the Private Securities Litigation Act of 1995 in an effort to encourage corporations to provide information about companies' anticipated future financial performance. This act provides a safe harbor for such disclosure, which protects the companies from unwarranted litigation if actual results are different from management expectations. This release contains forward-looking statements and reflects management's current views and estimates of future economic circumstances, industry conditions, company performance, and financial results. These forward-looking statements are subject to a number of factors and uncertainties which could cause the company's actual results and experience to differ from the anticipated results and expectations expressed in such forward-looking statements.

- more -

Hancock Holding Company
Financial Highlights
(amounts in thousands, except per share data and FTE headcount)
(unaudited)

                                                                        Three Months Ended                    Nine Months Ended
                                                          -------------------------------------------- ----------------------------
                                                              9/30/2005      6/30/2005      9/30/2004      9/30/2005      9/30/2004
                                                          -------------- -------------- -------------- -------------- -------------
Per Common Share Data

Earnings per share:
    Basic                                                         $0.04          $0.56          $0.47          $1.08          $1.42
    Diluted                                                       $0.04          $0.55          $0.47          $1.06          $1.39
Cash dividends per share                                         $0.195         $0.165         $0.165         $0.525         $0.415
Book value per share (period-end)                                $14.52         $14.87         $14.16         $14.52         $14.16
Tangible book value per share (period-end)                       $12.25         $12.73         $12.03         $12.25         $12.03
Weighted average number of shares:
    Basic                                                        32,308         32,396         32,495         32,388         32,365
    Diluted                                                      32,940         32,928         33,054         32,959         33,039
Period-end number of shares                                      32,309         32,310         32,472         32,309         32,472
Market data:
    High closing price                                           $37.84         $34.87         $34.27         $37.84         $34.27
    Low closing price                                            $29.93         $28.25         $27.32         $28.25         $25.00
    Period end closing price                                     $34.14         $34.40         $31.79         $34.14         $31.79
    Trading volume                                                8,760          3,527          2,792         15,575          8,789

Other Period-end Data

FTE Headcount                                                     1,590          1,813          1,731          1,590          1,731
Tangible common equity                                         $395,843       $411,203       $390,696       $395,843       $390,696
Tier I capital                                                 $407,075       $416,312       $391,098       $407,075       $391,098
Goodwill                                                        $61,428        $55,409        $56,474        $61,428        $56,474
Amortizable intangibles                                          $9,928        $11,746        $10,852         $9,928        $10,852
Mortgage servicing intangibles                                   $1,860         $2,082         $1,922         $1,860         $1,922
Common shares repurchased for publicly announced plans             11.8           96.1           84.3          147.9          236.1

Performance Ratios

Return on average assets                                          0.12%          1.52%          1.37%          0.98%          1.40%
Return on average common equity                                   1.18%         15.27%         13.67%          9.81%         13.88%
Earning asset yield (TE)                                          6.19%          6.08%          5.86%          6.06%          5.84%
Total cost of funds                                               1.80%          1.66%          1.44%          1.67%          1.43%
Net interest margin (TE)                                          4.40%          4.42%          4.42%          4.39%          4.41%
Non-interest expense as a percent of total revenue (TE)
    before amortization of purchased intangibles, net
      storm-related items,
    gains on sale of branches and credit card merchant,
    and securities transactions                                  60.85%         57.83%         57.55%         59.53%         59.72%
Average common equity as a percent of average total assets       10.13%          9.94%         10.00%         10.00%         10.06%
Leverage ratio                                                    8.64%          8.83%          8.86%          8.64%          8.86%
Tangible common equity to assets                                  8.17%          8.71%          8.83%          8.17%          8.83%
Net charge-offs as a percent of average loans                     0.23%          0.24%          0.45%          0.27%          0.46%
Allowance for loan losses as a percent of period end loans        2.57%          1.45%          1.45%          2.57%          1.45%
Allowance for loan losses to NPAs + accruing loans 90 days
    past due                                                    392.70%        284.75%        225.17%        392.70%        225.17%
Provision for loan losses to net charge-offs                   2165.65%        111.83%        114.34%        734.87%        122.53%
Loan/Deposit Ratio                                               76.77%         73.63%         73.07%         74.28%         71.13%
Non-interest income excluding net storm-related items,
    gains on sale of branches and credit card merchant,
    and securities transactions as a percent of
    total revenue (TE)                                           31.10%         34.06%         31.98%         32.66%         34.24%

Hancock Holding Company
Financial Highlights
(amounts in thousands, except per share data and FTE headcount)
(unaudited)

                                                                          Three Months Ended                  Nine Months Ended
                                                            ------------------------------------------ ----------------------------
                                                              9/30/2005      6/30/2005      9/30/2004      9/30/2005      9/30/2004
                                                            ------------ -------------- -------------- -------------- -------------
Asset Quality Information

Non-accrual loans                                               $10,373         $8,052         $7,770        $10,373         $7,770
Foreclosed assets                                                 2,973          2,567          4,151          2,973          4,151
                                                            ------------ -------------- -------------- -------------- -------------
Total non-performing assets                                     $13,346        $10,619        $11,921        $13,346        $11,921
                                                            ------------ -------------- -------------- -------------- -------------
Non-performing assets as a percent of loans
  and foreclosed assets                                           0.45%          0.37%          0.44%          0.45%          0.44%
Accruing Loans 90 days past due                                  $6,156         $3,914         $5,277         $6,156         $5,277
Accruing Loans 90 days past due as a percent of loans             0.21%          0.14%          0.20%          0.21%          0.20%
Non-performing assets + accruing loans 90 days past due
  to loans and foreclosed assets                                  0.65%          0.51%          0.64%          0.65%          0.64%

Net charge-offs                                                  $1,704         $1,691         $2,963         $5,655         $8,766
Net charge-offs as a percent of average loans                     0.23%          0.24%          0.45%          0.27%          0.46%

Allowance for loan losses                                       $76,584        $41,382        $38,725        $76,584        $38,725
Allowance for loan losses as a percent of period
  end loans                                                       2.57%          1.45%          1.45%          2.57%          1.45%
Allowance for loan losses to NPAs + accruing loans
  90 days past due                                              392.70%        284.75%        225.17%        392.70%        225.17%

Provision for loan losses                                       $36,905         $1,891         $3,388        $41,556        $10,741
Provision for loan losses to net charge-offs                   2165.65%        111.83%        114.34%        734.87%        122.53%

Allowance for Loan Losses

Beginning Balance                                               $41,382        $41,182        $38,300        $40,682        $36,750
Provision for loan loss                                          36,905          1,891          3,388         41,556         10,741
Charge-offs                                                       3,699          3,539          4,481         11,264         14,866
Recoveries                                                        1,995          1,848          1,518          5,609          6,100
                                                            ------------ -------------- -------------- -------------- -------------
Net charge-offs                                                   1,704          1,691          2,963          5,655          8,766
                                                            ------------ -------------- -------------- -------------- -------------
Ending Balance                                                  $76,584        $41,382        $38,725        $76,584        $38,725
                                                            ------------ -------------- -------------- -------------- -------------

Net Charge-Off Information

Net charge-offs:
Commercial/real estate loans                                       ($17)          $202           $734           $955         $2,682
Mortgage loans                                                        7            (5)           (22)            70             (49)

Direct consumer loans                                               861            491          1,222          1,853          3,040
Indirect consumer loans                                             342            538            402          1,420          1,417
Finance company loans                                               511            465            627          1,357          1,676
                                                            ------------ -------------- -------------- -------------- -------------
Total net charge-offs                                            $1,704         $1,691         $2,963         $5,655         $8,766

Average loans:
Commercial/real estate loans                                 $1,584,244     $1,523,348     $1,396,149     $1,533,208     $1,349,498
Mortgage loans                                                  430,615        417,307        400,710        418,479        386,485
Direct consumer loans                                           504,362        509,628        487,139        505,899        485,918
Indirect consumer loans                                         335,482        323,100        296,755        324,122        281,488
Finance Company loans                                            64,006         62,124         59,935         62,295         57,759
                                                            ------------ -------------- -------------- -------------- -------------
Total average loans                                          $2,918,709     $2,835,506     $2,640,689     $2,844,003     $2,561,148

Net charge-offs to average loans:
Commercial/real estate loans                                      0.00%          0.05%          0.21%          0.08%          0.27%
Mortgage loans                                                    0.01%          0.00%         -0.02%          0.02%         -0.02%
Direct consumer loans                                             0.68%          0.39%          1.00%          0.49%          0.84%
Indirect consumer loans                                           0.40%          0.67%          0.54%          0.59%          0.67%
Finance Company loans                                             3.17%          3.00%          4.16%          2.91%          3.88%
                                                            ------------ -------------- -------------- -------------- -------------
Total net charge-offs to average loans                            0.23%          0.24%          0.45%          0.27%          0.46%
                                                            ------------ -------------- -------------- -------------- -------------

Hancock Holding Company
Financial Highlights
(amounts in thousands, except per share data and FTE headcount)
(unaudited)

                                                                       Three Months Ended                   Nine Months Ended
                                                           ------------------------------------------ ----------------------------
                                                             9/30/2005      6/30/2005      9/30/2004      9/30/2005     9/30/2004
                                                           ------------ -------------- -------------- -------------- -------------
Income Statement

Interest income                                                $65,644        $64,027        $57,424       $190,202      $167,584
Interest income (TE)                                            67,506         65,767         59,184        195,576       172,996
Interest expense                                                19,659         17,961         14,567         53,908        42,255
                                                           ------------ -------------- -------------- -------------- -------------
Net interest income (TE)                                        47,847         47,807         44,617        141,667       130,740
Provision for loan losses                                       36,905          1,891          3,388         41,556        10,741
Non-interest income excluding net storm-related
  items, gains on sale of branches and credit card
  merchant and securities transactions                          21,600         24,695         20,973         68,722        62,823
Net storm-related items (Net gain on insurance less
  direct expenses incurred)                                     12,276              -              -         12,276             -
Gains on sale of branches and credit card merchant                   -              -              -              -         5,258
Securities transactions gains/(losses)                             (18)           (15)            (2)           (26)          159
Non-interest expense                                            42,770         42,505         38,306        126,917       117,005
                                                           ------------ -------------- -------------- -------------- -------------
Income before income taxes                                         168         26,350         22,134         48,791        65,822
Income tax expense (benefit)                                    (1,267)         8,256          6,737         13,824        19,909
                                                           ------------ -------------- -------------- -------------- -------------
Net income                                                      $1,435        $18,094        $15,396        $34,968       $45,913
                                                           ============ ============== ============== ============== =============

Non-interest Income and Operating Expense

Service charges on deposit accounts                             $7,975        $10,459        $11,567        $27,924       $32,568
Trust fees                                                       2,761          2,859          2,281          8,161         6,544
Debit card & merchant fees                                       1,055          1,074          1,197          3,160         3,100
Insurance fees                                                   4,883          3,499          2,056         12,262         7,369
Investment & annuity fees                                        1,304          1,547            438          4,039         1,714
ATM fees                                                           871          1,154          1,129          3,397         3,393
Secondary mortgage market operations                               377            676            529          1,552         1,445
Other income                                                     2,374          3,428          1,776          8,228         6,691
                                                           ------------ -------------- -------------- -------------- -------------
  Non-interest income excluding net storm-related
  items, gains on sale of branches and credit card
  merchant and securities transactions                          21,600         24,695         20,973         68,722        62,823
Net storm-related items (Net gain on insurance less
  direct expenses incurred)                                     12,276              -              -         12,276             -
Gains on sale of branches and credit card merchant                   -              -              -              -         5,258
Securities transactions gains/(losses)                             (18)           (15)            (2)           (26)          159
                                                           ------------ -------------- -------------- -------------- -------------
  Total non-interest income including net storm-related
  items, gains on sale of branches and credit card
  merchant, and securities transactions                         33,858         24,680         20,971         80,972        68,240
                                                           ------------ -------------- -------------- -------------- -------------

Personnel expense                                               24,275         22,925         20,664         69,579        64,698
Occupancy expense (net)                                          2,617          2,576          2,470          7,688         7,288
Equipment expense                                                2,319          2,366          2,419          7,042         7,121
Other operating expense                                         13,044         14,059         12,194         40,931        36,492
Amortization of intangibles                                        514            578            558          1,676         1,407
                                                           ------------ -------------- -------------- -------------- -------------
  Total non-interest expense                                   $42,770        $42,505        $38,306       $126,917      $117,005
                                                           ------------ -------------- -------------- -------------- -------------

Hancock Holding Company
Financial Highlights
(amounts in thousands, except per share data and FTE headcount)
(unaudited)

                                                                          Three Months Ended                  Nine Months Ended
                                                            ------------------------------------------- ----------------------------
                                                               9/30/2005      6/30/2005      9/30/2004      9/30/2005     9/30/2004
                                                            ------------- -------------- -------------- -------------- -------------
Period-end Balance Sheet

Commercial/real estate loans                                  $1,637,011     $1,539,576     $1,414,104     $1,637,011    $1,414,104
Mortgage loans                                                   441,512        424,725        404,697        441,512       404,697
Direct consumer loans                                            501,704        504,119        495,357        501,704       495,357
Indirect consumer loans                                          339,822        329,535        302,897        339,822       302,897
Finance Company loans                                             64,121         63,450         60,436         64,121        60,436
                                                            ------------- -------------- -------------- -------------- -------------
Total loans                                                    2,984,170      2,861,405      2,677,490      2,984,170     2,677,490

Securities                                                     1,323,166      1,387,477      1,349,594      1,323,166     1,349,594
Short-term investments                                           141,270         84,453          7,403        141,270         7,403
                                                            ------------- -------------- -------------- -------------- -------------
Earning assets                                                 4,448,606      4,333,334      4,034,487      4,448,606     4,034,487
                                                            ------------- -------------- -------------- -------------- -------------
Allowance for loan losses                                        (76,584)       (41,382)       (38,725)       (76,584)      (38,725)
Other assets                                                     541,467        497,113        495,887        541,467       495,887
                                                            ------------- -------------- -------------- -------------- -------------
Total assets                                                  $4,913,490     $4,789,065     $4,491,649     $4,913,490    $4,491,649
                                                            ============= ============== ============== ============== =============

Non-interest bearing deposits                                   $909,585       $728,001       $650,484       $909,585      $650,484

Interest bearing transaction deposits                          1,369,886      1,303,152      1,358,262      1,369,886     1,358,262
Interest bearing Public Fund deposits                            574,603        702,099        569,627        574,603       569,627

Time deposits                                                  1,171,080      1,119,761      1,023,932      1,171,080     1,023,932
                                                            ------------- -------------- -------------- -------------- -------------

Total interest bearing deposits                                3,115,568      3,125,012      2,951,821      3,115,568     2,951,821
                                                            ------------- -------------- -------------- -------------- -------------
Total deposits                                                 4,025,153      3,853,013      3,602,304      4,025,153     3,602,304
Other borrowed funds                                             249,228        301,004        286,956        249,228       286,956
Other liabilities                                                170,049        154,608        142,445        170,049       142,445
Preferred stock                                                        -              -              -              -             -
Common shareholders' equity                                      469,059        480,440        459,943        469,059       459,943
                                                            ------------- -------------- -------------- -------------- -------------
Total liabilities, preferred stock & common equity            $4,913,490     $4,789,065     $4,491,649     $4,913,490    $4,491,649
                                                            ============= ============== ============== ============== =============

Average Balance Sheet

Commercial/real estate loans                                  $1,584,244     $1,523,348     $1,396,149     $1,533,208    $1,349,498
Mortgage loans                                                   430,615        417,307        400,710        418,479       386,485
Direct consumer loans                                            504,362        509,628        487,139        505,899       485,918
Indirect consumer loans                                          335,482        323,100        296,755        324,122       281,488
Finance Company loans                                             64,006         62,124         59,935         62,295        57,759
                                                            ------------- -------------- -------------- -------------- -------------
Total loans                                                    2,918,709      2,835,506      2,640,689      2,844,003     2,561,148

Securities                                                     1,364,219      1,449,554      1,368,701      1,388,143     1,353,685
Short-term investments                                            52,933         47,260         15,667         77,300        40,080
                                                            ------------- -------------- -------------- -------------- -------------

Earning average assets                                         4,335,861      4,332,320      4,025,057      4,309,446     3,954,913
                                                            ------------- -------------- -------------- -------------- -------------
Allowance for loan losses                                        (41,765)       (41,185)       (38,455)       (41,217)      (37,753)
Other assets                                                     487,867        490,668        495,787        496,811       474,770
                                                            ------------- -------------- -------------- -------------- -------------
Total assets                                                  $4,781,962     $4,781,803     $4,482,388     $4,765,041    $4,391,930
                                                            ============= ============== ============== ============== =============

Non-interest bearing deposits                                   $729,216       $730,570       $654,780       $720,413      $642,836

Interest bearing transaction deposits                          1,311,779      1,319,606      1,370,508      1,321,105     1,360,280
Interest bearing Public Fund deposits                            617,017        683,665        556,300        670,477       584,568

Time deposits                                                  1,143,691      1,116,973      1,032,267      1,116,876     1,012,857
                                                            ------------- -------------- -------------- -------------- -------------

Total interest bearing deposits                                3,072,488      3,120,245      2,959,075      3,108,457     2,957,705
                                                            ------------- -------------- -------------- -------------- -------------
Total deposits                                                 3,801,704      3,850,815      3,613,856      3,828,870     3,600,541
Other borrowed funds                                             335,758        304,637        286,629        304,192       253,897
Other liabilities                                                160,232        151,217        133,831        155,437        92,705
Preferred stock                                                        -              -              -              -         2,992
Common shareholders' equity                                      484,269        475,134        448,072        476,542       441,795
                                                            ------------- -------------- -------------- -------------- -------------
Total liabilities, preferred stock & common equity            $4,781,962     $4,781,803     $4,482,388     $4,765,041    $4,391,930
                                                            ============= ============== ============== ============== =============

Hancock Holding Company
Financial Highlights
(amounts in thousands, except per share data and FTE headcount)
(unaudited)

                                                                        Three Months Ended                   Nine Months Ended
                                                         -------------------------------------------- -----------------------------
                                                             9/30/2005      6/30/2005      9/30/2004      9/30/2005      9/30/2004
                                                         -------------- -------------- -------------- -------------- --------------
Average Balance Sheet Mix

Percentage of earning assets/funding sources:
Loans                                                           67.32%         65.45%         65.61%         65.99%         64.76%
Securities                                                      31.46%         33.46%         34.00%         32.21%         34.23%
Short-term investments                                           1.22%          1.09%          0.39%          1.79%          1.01%
                                                         -------------- -------------- -------------- -------------- --------------
Earning average assets                                         100.00%        100.00%        100.00%        100.00%        100.00%
                                                         ============== ============== ============== ============== ==============

Non-interest bearing deposits                                   16.82%         16.86%         16.27%         16.72%         16.25%
Interest bearing transaction deposits                           30.25%         30.46%         34.05%         30.66%         34.39%
Interest bearing Public Fund deposits                           14.23%         15.78%         13.82%         15.56%         14.78%
Time deposits                                                   26.38%         25.78%         25.65%         25.92%         25.61%
                                                         -------------- -------------- -------------- -------------- --------------
Total deposits                                                  87.68%         88.89%         89.78%         88.85%         91.04%
Other borrowed funds                                             7.74%          7.03%          7.12%          7.06%          6.42%
Other net interest-free funding sources                          4.58%          4.08%          3.09%          4.09%          2.54%
                                                         -------------- -------------- -------------- -------------- --------------
Total average funding sources                                  100.00%        100.00%        100.00%        100.00%        100.00%
                                                         ============== ============== ============== ============== ==============

Loan mix:
Commercial/real estate loans                                    54.28%         53.72%         52.87%         53.91%         52.69%
Mortgage loans                                                  14.75%         14.72%         15.17%         14.71%         15.09%
Direct consumer loans                                           17.28%         17.97%         18.45%         17.79%         18.97%
Indirect consumer loans                                         11.49%         11.39%         11.24%         11.40%         10.99%
Finance Company loans                                            2.19%          2.19%          2.27%          2.19%          2.26%
                                                         -------------- -------------- -------------- -------------- --------------
Total loans                                                    100.00%        100.00%        100.00%        100.00%        100.00%
                                                         ============== ============== ============== ============== ==============

Average dollars (in thousands):
Loans                                                       $2,918,709     $2,835,506     $2,640,689     $2,844,003     $2,561,148

Securities                                                   1,364,219      1,449,554      1,368,701      1,388,143      1,353,685
Short-term investments                                          52,933         47,260         15,667         77,300         40,080
                                                         -------------- -------------- -------------- -------------- --------------
Earning average assets                                      $4,335,861     $4,332,320     $4,025,057     $4,309,446     $3,954,913

Non-interest bearing deposits                                 $729,216       $730,570       $654,780       $720,413       $642,836

Interest bearing transaction deposits                        1,311,779      1,319,606      1,370,508      1,321,105      1,360,280
Interest bearing Public Fund deposits                          617,017        683,665        556,300        670,477        584,568

Time deposits                                                1,143,691      1,116,973      1,032,267      1,116,876      1,012,857
                                                         -------------- -------------- -------------- -------------- --------------
Total deposits                                               3,801,704      3,850,815      3,613,856      3,828,870      3,600,541
Other borrowed funds                                           335,758        304,637        286,629        304,192        253,897
Other net interest-free funding sources                        198,399        176,868        124,572        176,384        100,475
                                                         -------------- -------------- -------------- -------------- --------------
Total average funding sources                               $4,335,861     $4,332,320     $4,025,057     $4,309,446     $3,954,913

Loans:
Commercial/real estate loans                                $1,584,244     $1,523,348     $1,396,149     $1,533,208     $1,349,498
Mortgage loans                                                 430,615        417,307        400,710        418,479        386,485
Direct consumer loans                                          504,362        509,628        487,139        505,899        485,918
Indirect consumer loans                                        335,482        323,100        296,755        324,122        281,488
Finance Company loans                                           64,006         62,124         59,935         62,295         57,759
                                                         -------------- -------------- -------------- -------------- --------------
Total average loans                                         $2,918,709     $2,835,506     $2,640,689     $2,844,003     $2,561,148
                                                         -------------- -------------- -------------- -------------- --------------

Hancock Holding Company
Average Balance and Net Interest Margin Summary
(amounts in thousands)
(unaudited)

                                                                               Three Months Ended
                                         ------------------------------------------------------------------------------------------
                                                    09/30/05                       06/30/05                      09/30/04
                                         ------------------------------ ------------------------------ ----------------------------
                                         Interest     Volume     Rate    Interest    Volume     Rate   Interest    Volume    Rate
                                         --------- ------------ ------- ---------- ----------- ------- -------- ----------- -------

Average Earning Assets
Commercial & real estate loans (TE)       $25,770   $1,584,244   6.46%    $23,775  $1,523,348   6.26%  $19,650  $1,396,149   5.60%
Mortgage loans                              5,921      430,615   5.50%      5,886     417,307   5.64%    5,753     400,710   5.74%
Consumer loans                             17,772      903,850   7.80%     17,018     894,852   7.63%   15,991     843,830   7.54%
Loan fees & late charges                    2,183            -   0.00%      2,348           -   0.00%    2,179           -   0.00%
                                         --------- ------------ ------- ---------- ----------- ------- -------- ----------- -------
  Total loans (TE)                         51,646    2,918,709   7.03%     49,028   2,835,506   6.93%   43,573   2,640,689   6.57%

US treasury securities                         62       11,296   2.17%         61      11,076   2.20%      149      11,391   5.19%
US agency securities                        4,834      464,450   4.16%      4,977     484,119   4.11%    4,757     445,886   4.27%
CMOs                                        2,251      229,934   3.92%      2,608     262,799   3.97%    2,815     285,862   3.94%
Mortgage backed securities                  4,773      436,733   4.37%      5,170     468,239   4.42%    4,388     399,959   4.39%
Municipals (TE)                             2,792      160,502   6.96%      2,841     162,467   6.99%    3,030     169,812   7.14%
Other securities                              733       61,304   4.78%        785      60,853   5.16%      434      55,790   3.11%
                                         --------- ------------ ------- ---------- ----------- ------- -------- ----------- -------
  Total securities (TE)                    15,444    1,364,219   4.53%     16,441   1,449,554   4.54%   15,572   1,368,701   4.55%

Fed funds sold                                409       44,535   3.65%        283      39,055   2.91%       27       7,807   1.36%
Cds with banks                                  6        8,398   0.30%         15       8,205   0.76%       13       7,860   0.66%
Other short-term investments                    -            -   0.00%          -           -   0.00%        -           -   0.00%
                                         --------- ------------ ------- ---------- ----------- ------- -------- ----------- -------
  Total short-term investments                416       52,933   3.12%        299      47,260   2.53%       40      15,667   1.01%

  Average earning assets yield (TE)       $67,506   $4,335,861   6.19%    $65,767  $4,332,320   6.08%  $59,184  $4,025,057   5.86%

Interest-Bearing Liabilities
Interest-bearing transaction deposits      $2,317   $1,311,779   0.70%     $2,129  $1,319,606   0.65%   $2,067  $1,370,508   0.60%
Time deposits                              10,222    1,143,691   3.55%      9,570   1,116,973   3.44%    8,971   1,032,267   3.46%
Public Funds                                4,740      617,017   3.05%      4,408     683,665   2.59%    2,295     556,300   1.64%
                                         --------- ------------ ------- ---------- ----------- ------- -------- ----------- -------
   Total interest bearing deposits         17,279    3,072,488   2.23%     16,106   3,120,245   2.07%   13,333   2,959,075   1.79%

Customer repos                              1,467      248,505   2.34%      1,095     231,456   1.90%      532     212,573   1.00%
Other borrowings                              913       87,253   4.15%        759      73,181   4.16%      702      74,057   3.77%
                                         --------- ------------ ------- ---------- ----------- ------- -------- ----------- -------
  Total borrowings                          2,380      335,758   2.81%      1,854     304,637   2.44%    1,234     286,629   1.71%

  Total interest bearing liab cost        $19,659   $3,408,246   2.29%    $17,961  $3,424,882   2.10%  $14,567  $3,245,705   1.79%

Noninterest-bearing deposits                           729,216                        730,570                      654,780
Other net interest-free funding sources                198,399                        176,868                      124,572

Total Cost of Funds                       $19,659   $4,335,861   1.80%    $17,961  $4,332,320   1.66%  $14,567  $4,025,057   1.44%

Net Interest Spread (TE)                  $47,847                3.91%    $47,807               3.98%  $44,617               4.08%

Net Interest Margin (TE)                  $47,847   $4,335,861   4.40%    $47,807  $4,332,320   4.42%  $44,617  $4,025,057   4.42%

Hancock Holding Company
Average Balance and Net Interest Margin Summary
(amounts in thousands)
(unaudited)

                                                                    Nine Months Ended
                                           ---------------------------------------------------------------------
                                                         9/30/2005                       9/30/2004
                                           --------------------------------  -----------------------------------
                                            Interest       Volume    Rate     Interest     Volume        Rate
                                           -----------  ----------- -------  ----------  ----------    ---------

Average Earning Assets
Commercial & real estate loans (TE)           $71,847    $1,533,208  6.26%    $56,185    $1,349,498      5.56%
Mortgage loans                                 17,504       418,479  5.58%     16,538       386,485      5.71%
Consumer loans                                 51,200       892,316  7.67%     47,458       825,165      7.68%
Loan fees & late charges                        6,510             -  0.00%      6,755             -      0.00%
                                           -----------  ----------- -------  ----------  ----------    ---------
  Total loans (TE)                            147,061     2,844,003  6.91%    126,936     2,561,148      6.62%

US treasury securities                            182        11,144  2.19%        312        10,857      3.84%
US agency securities                           14,096       459,784  4.09%     13,250       424,328      4.16%
CMOs                                            7,546       253,121  3.97%      8,857       305,801      3.86%
Mortgage backed securities                     14,490       439,270  4.40%     12,582       390,539      4.30%
Municipals (TE)                                 8,504       162,160  6.99%      9,416       175,975      7.13%
Other securities                                2,189        62,664  4.66%      1,365        46,185      3.94%
                                           -----------  ----------- -------  ----------  ----------    ---------
  Total securities (TE)                        47,008     1,388,143  4.52%     45,782     1,353,685      4.51%

Fed funds sold                                  1,404        67,093  2.80%        232        31,106      1.00%
Cds with banks                                     71         8,322  1.14%         32         7,150      0.60%
Other short-term investments                       32         1,885  2.26%         13         1,824      0.97%
                                           -----------  ----------- -------  ----------  ----------    ---------
  Total short-term investments                  1,507        77,300  2.61%        277        40,080      0.92%

  Average earning assets yield (TE)          $195,576    $4,309,446  6.06%   $172,996    $3,954,913      5.84%

Interest-Bearing Liabilities
Interest-bearing transaction deposits          $6,367    $1,321,105  0.64%     $6,151    $1,360,280      0.60%
Time deposits                                  29,151     1,116,876  3.49%     26,047     1,012,857      3.44%
Public Funds                                   12,900       670,477  2.57%      6,808       584,568      1.56%
                                           -----------  ----------- -------  ----------  ----------    ---------
Total interest bearing deposits                48,417     3,108,457  2.08%     39,006     2,957,705      1.76%

Customer repos                                  3,226       231,736  1.86%      1,186       185,946      0.85%
Other borrowings                                2,265        72,455  4.18%      2,063        67,951      4.06%
                                           -----------  ----------- -------  ----------  ----------    ---------
  Total borrowings                              5,491       304,192  2.41%      3,249       253,897      1.71%

  Total interest bearing liab cost            $53,908    $3,412,649  2.11%    $42,255    $3,211,602      1.76%

Noninterest-bearing deposits                                720,413                         642,836
Other net interest-free funding sources                     176,384                         100,475

Total Cost of Funds                           $53,908    $4,309,446  1.67%    $42,255    $3,954,913      1.43%

Net Interest Spread (TE)                     $141,667                3.95%   $130,740                    4.08%

Net Interest Margin (TE)                     $141,667    $4,309,446  4.39%   $130,740    $3,954,913      4.41%

Hancock Holding Company
Quarterly Financial Data
(amounts in thousands, except
per share data and FTE headcount)
(unaudited)

                                                 2003                    2004                                   2005
                                              --------  ----------------------------------------   -------------------------------
                                                  4Q       1Q         2Q      3Q          4Q          1Q          2Q        3Q
                                              --------  --------   ------- ---------   ---------   ---------   ---------  --------
Per Common Share Data

Earnings per share:
    Basic                                        $0.48     $0.44    $0.50     $0.47       $0.49       $0.48       $0.56      $0.04
    Diluted                                      $0.46     $0.43    $0.50     $0.47       $0.48       $0.47       $0.55      $0.04
Cash dividends per share                        $0.115    $0.125   $0.125    $0.165      $0.165      $0.165      $0.165     $0.195
Book value per share (period-end)               $13.06    $13.75   $13.32    $14.16      $14.32      $14.16      $14.87     $14.52
Tangible book value per share (period-end)      $11.19    $11.58   $11.17    $12.03      $12.16      $11.99      $12.73     $12.25
Weighted average number of shares:
    Basic                                       30,510    32,048   32,549    32,495      32,467      32,463      32,396     32,308
    Diluted                                     33,288    33,018   33,042    33,054      33,076      33,019      32,928     32,940
Period-end number of shares                     30,450    32,558   32,538    32,472      32,440      32,463      32,310     32,309
Market data:
    High closing price                          $29.25    $32.00   $32.25    $34.27      $34.83      $34.20      $34.87     $37.84
    Low closing price                           $24.68    $27.08   $25.00    $27.32      $30.00      $30.25      $28.25     $29.93
    Period end closing price                    $27.29    $30.96   $29.06    $31.79      $33.46      $32.50      $34.40     $34.14
    Trading volume                               2,963     2,745    3,252     2,792       2,781       3,286       3,527      8,760

Other Period-end Data

FTE Headcount                                    1,734     1,719    1,754     1,731       1,767       1,766       1,813      1,590
Tangible common equity                        $340,583  $377,056 $363,451  $390,696    $394,389    $389,344    $411,203   $395,843
Tier I capital                                $378,262  $372,527 $381,428  $391,098    $399,320    $408,163    $416,312   $407,075
Goodwill                                       $49,100   $59,281  $56,474   $56,474     $55,409     $55,409     $55,409    $61,428
Amortizable intangibles                         $5,376    $8,732  $11,410   $10,852     $12,263     $12,510     $11,746     $9,928
Mortgage servicing intangibles                  $2,755    $2,464   $2,171    $1,922      $2,520      $2,288      $2,082     $1,860
Common shares repurchased for publicly
  announced plans                                 63.1      51.8    100.0      84.3         0.0        40.0        96.1       11.8

Performance Ratios

Return on average assets                         1.47%     1.33%    1.49%     1.37%       1.39%       1.32%       1.52%      0.12%
Return on average common equity                 15.21%    13.01%   14.97%    13.67%      13.54%      13.32%      15.27%      1.18%
Earning asset yield (TE)                         5.96%     5.82%    5.83%     5.86%       6.00%       5.90%       6.08%      6.19%
Total cost of funds                              1.42%     1.41%    1.43%     1.44%       1.47%       1.55%       1.66%      1.80%
Net interest margin (TE)                         4.54%     4.41%    4.40%     4.42%       4.53%       4.35%       4.42%      4.40%
Non-interest expense as a percent
   of total revenue (TE) before
   amortization of purchased intangibles,
   storm-related items, gains on sale of
   branches and credit card merchant and
   securities transactions                      56.12%    60.17%   56.79%    57.55%      54.95%      59.99%      57.83%     60.85%
Average common equity as
   a percent of average total assets             9.63%    10.24%    9.95%    10.00%      10.26%       9.94%       9.94%     10.13%
Leverage ratio                                   9.29%     8.73%    8.76%     8.86%       8.97%       8.75%       8.83%      8.64%
Tangible common equity to assets                 8.32%     8.77%    8.27%     8.83%       8.58%       8.28%       8.71%      8.17%
Net charge-offs as a
   percent of average loans                      0.61%     0.45%    0.47%     0.45%       0.56%       0.33%       0.24%      0.23%
Allowance for loan losses as
   a percent of period end loans                 1.50%     1.49%    1.47%     1.45%       1.48%       1.48%       1.45%      2.57%
Allowance for loan losses to
   NPAs + loans 90 days past due               169.73%   188.51%  211.55%   225.17%     251.85%     323.66%     284.75%    392.70%
Provision for loan losses to net charge-offs   113.59%   126.92%  126.52%   114.34%     150.98%     122.13%     111.83%   2165.65%
Loan/Deposit Ratio                              70.10%    70.16%   70.13%    73.07%      75.19%      72.40%      73.63%     76.77%
Non-interest income excluding
    net storm-related items, gains on sale of
    branches and credit card merchant and
  securities transactions as a percent
  of total revenue (TE)                         31.40%    34.75%   35.93%    31.98%      32.37%      32.77%      34.06%     31.10%

Hancock Holding Company
Quarterly Financial Data
(amounts in thousands, except
per share data and FTE headcount)
(unaudited)

                                      2003                            2004                                      2005
                                   ----------- ------------------------------------------------- ----------------------------------
                                       4Q            1Q         2Q            3Q          4Q          1Q          2Q        3Q
                                   ----------- ------------ ------------ ----------- ----------- ----------- ---------- -----------

Asset Quality Information

Non-accrual loans                     $12,161       $9,670      $10,134      $7,770      $7,480      $6,335     $8,052     $10,373
Foreclosed assets                       5,809        5,212        4,270       4,151       3,513       3,591      2,567       2,973
                                   ----------- ------------ ------------ ----------- ----------- ----------- ---------- -----------
Total non-performing assets           $17,970      $14,882      $14,404     $11,921     $10,993      $9,926    $10,619     $13,346
Non-performing assets as a percent
  of loans and foreclosed assets        0.73%        0.59%        0.55%       0.44%       0.40%       0.36%      0.37%       0.45%

Accruing Loans 90 days past due        $3,682       $5,011       $3,701      $5,277      $5,160      $2,798     $3,914      $6,156
Accruing Loans 90 days past due as
   a percent of loans                   0.15%        0.20%        0.14%       0.20%       0.19%       0.10%      0.14%       0.21%
Non-performing assets + accruing
   loans 90 days past due to loans
   and foreclosed assets                0.88%        0.79%        0.69%       0.64%       0.59%       0.46%      0.51%       0.65%

Net charge-offs                        $3,680       $2,786       $3,017      $2,963      $3,839      $2,260     $1,691      $1,704
Net charge-offs as
   a percent of average loans           0.61%        0.45%        0.47%       0.45%       0.56%       0.33%      0.24%       0.23%

Allowance for loan losses             $36,750      $37,500      $38,300     $38,725     $40,682     $41,182    $41,382     $76,584
Allowance for loan losses as a
   percent of period end loans          1.50%        1.49%        1.47%       1.45%       1.48%       1.48%      1.45%       2.57%
Allowance for loan losses to NPAs +
   accruing loans 90 days past due    169.73%      188.51%      211.55%     225.17%     251.85%     323.66%    284.75%     392.70%

Provision for loan losses              $4,180       $3,536       $3,817      $3,388      $5,796      $2,760     $1,891     $36,905
Provision for loan losses to net
   charge-offs                        113.59%      126.92%      126.52%     114.34%     150.98%     122.13%    111.83%    2165.65%

Net Charge-Off Information

Net charge-offs:
Commercial/real estate loans             $599       $1,159         $788        $734      $1,003        $770       $202        ($17)
Mortgage loans                             74           (1)         (26)        (22)         38          68         (5)          7
Direct consumer loans                   1,583          637        1,182       1,222       1,173         501        491         861
Indirect consumer loans                   576          442          572         402         910         540        538         342
Finance company loans                     848          549          501         627         715         381        465         511
                                   ----------- ------------ ------------ ----------- ----------- ----------- ---------- -----------
Total net charge-offs                  $3,680       $2,786       $3,017      $2,963      $3,839      $2,260     $1,691      $1,704

Average loans:
Commercial/real estate loans       $1,237,715   $1,299,399   $1,352,432  $1,396,149  $1,439,074  $1,491,008 $1,523,348  $1,584,244
Mortgage loans                        361,715      367,320      391,270     400,710     408,535     407,258    417,307     430,615
Direct consumer loans                 491,340      487,452      483,150     487,139     498,336     503,700    509,628     504,362
Indirect consumer loans               248,817      268,311      279,230     296,755     307,413     313,542    323,100     335,482
Finance Company loans                  54,598       55,488       57,829      59,935      60,604      60,720     62,124      64,006
                                   ----------- ------------ ------------ ----------- ----------- ----------- ---------- -----------
Total average loans                $2,394,185   $2,477,971   $2,563,910  $2,640,689  $2,713,963  $2,776,229 $2,835,506  $2,918,709

Net charge-offs to average loans:
Commercial/real estate loans            0.19%        0.36%        0.23%       0.21%       0.28%       0.21%      0.05%       0.00%
Mortgage loans                          0.08%        0.00%       -0.03%      -0.02%       0.04%       0.07%      0.00%       0.01%
Direct consumer loans                   1.28%        0.53%        0.98%       1.00%       0.94%       0.40%      0.39%       0.68%
Indirect consumer loans                 0.92%        0.66%        0.82%       0.54%       1.18%       0.70%      0.67%       0.40%
Finance Company loans                   6.16%        3.98%        3.48%       4.16%       4.69%       2.54%      3.00%       3.17%
                                   ----------- ------------ ------------ ----------- ----------- ----------- ---------- -----------
Total net charge-offs to average
  loans                                 0.61%        0.45%        0.47%       0.45%       0.56%       0.33%      0.24%       0.23%

Hancock Holding Company
Quarterly Financial Data
(amounts in thousands, except
per share data and FTE headcount)
(unaudited)

                                      2003                       2004                                  2005
                                   ---------- ------------------------------------------ -------------------------------
                                       4Q        1Q         2Q         3Q        4Q          1Q          2Q        3Q
                                   ---------- --------- --------- ----------- ---------- ---------- ---------- ---------

Income Statement

Interest income                      $54,697   $53,842   $56,318     $57,424    $59,190    $60,531    $64,027   $65,644
Interest income (TE)                  56,464    55,696    58,115      59,184     61,051     62,302     65,767    67,506
Interest expense                      13,529    13,470    14,218      14,567     15,014     16,289     17,961    19,659
                                   ---------- --------- --------- ----------- ---------- ---------- ---------- ---------
Net interest income (TE)              42,936    42,226    43,897      44,617     46,037     46,013     47,807    47,847
Provision for loan losses              4,180     3,536     3,817       3,388      5,796      2,760      1,891    36,905
Non-interest income excluding
    net storm-related items,
    gains on sale of branches,
    credit card merchant and
    securities transactions           19,657    20,231    21,619      20,973     22,037     22,427     24,695    21,600
Net storm-related items (Net
    gain on insurance less
    direct expenses incurred)              -         -         -           -          -          -          -    12,276
Gains on sale of branches and
    credit card merchant                   -     2,258     3,000           -          -          -          -         -
Securities transactions
    gains/(losses)                       553       149        11          (2)         4          7        (15)      (18)
Non-interest expense                  35,568    39,262    39,437      38,306     37,945     41,642     42,505    42,770
                                   ---------- --------- --------- ----------- ---------- ---------- ---------- ---------
Income before income taxes            21,630    20,212    23,476      22,134     22,475     22,273     26,350       168
Income tax expense (benefit)           6,382     6,068     7,104       6,737      6,684      6,836      8,256    (1,267)
                                   ---------- --------- --------- ----------- ---------- ---------- ---------- ---------
Net income                            15,248    14,144    16,372      15,396     15,791     15,438     18,094     1,435
Preferred dividends                      663         -         -           -          -          -          -         -
                                   ---------- --------- --------- ----------- ---------- ---------- ---------- ---------
Net income to common                 $14,585   $14,144   $16,372     $15,396    $15,791    $15,438    $18,094    $1,435
                                   ========== ========= ========= =========== ========== ========== ========== =========

Non-interest Income
  and Operating Expense

Service charges on deposit
  accounts                           $11,071   $10,230   $10,771     $11,567    $11,062     $9,490    $10,459    $7,975
Trust fees                             1,976     1,985     2,277       2,281      2,487      2,541      2,859     2,761
Debit card & merchant fees               870       861     1,042       1,197      1,172      1,030      1,074     1,055
Insurance fees                           557     2,484     2,828       2,056      1,824      3,881      3,499     4,883
Investment & annuity fees                874       693       584         438        581      1,188      1,547     1,304
ATM fees                               1,016     1,128     1,136       1,129      1,119      1,372      1,154       871
Secondary mortgage market
  operations                             582       385       531         529      1,489        499        676       377
Other income                           2,712     2,465     2,450       1,776      2,302      2,426      3,428     2,374
                                   ---------- --------- --------- ----------- ---------- ---------- ---------- ---------
   Non-interest income excluding
     net storm-related items,
     gains on sale of branches
     and credit card merchant
     and securities transactions      19,657    20,231    21,619      20,973     22,037     22,427     24,695    21,600
Net storm-related items (Net gain
  on insurance less
  direct expenses incurred)                -         -         -           -          -          -          -    12,276
Gains on sale of branches and
  credit card merchant                     -     2,258     3,000           -          -          -          -         -
Securities transactions
  gains/(losses)                         553       149        11          (2)         4          7        (15)      (18)
                                   ---------- --------- --------- ----------- ---------- ---------- ---------- ---------
  Total non-interest income
    including net storm-related
    sale of branches,
    credit card merchant and
    securities transactions           20,209    22,638    24,631      20,971     22,041     22,433     24,680    33,858
                                   ---------- --------- --------- ----------- ---------- ---------- ---------- ---------

Personnel expense                     19,242    22,896    21,137      20,664     21,706     22,379     22,925    24,275
Occupancy expense (net)                2,362     2,413     2,405       2,470      2,627      2,495      2,576     2,617
Equipment expense                      2,331     2,326     2,376       2,419      2,548      2,357      2,366     2,319
Other operating expense               11,193    11,302    12,996      12,194     10,526     13,828     14,059    13,044
Amortization of intangibles              440       325       524         558        538        584        578       514
                                   ---------- --------- --------- ----------- ---------- ---------- ---------- ---------
   Total non-interest expense        $35,568   $39,262   $39,437     $38,306    $37,945    $41,642    $42,505   $42,770
                                   ---------- --------- --------- ----------- ---------- ---------- ---------- ---------